UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022 (August 29, 2022)

Save Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Save Foods, Inc. 2022 Share Incentive Plan

On August 29, 2022, Save Foods, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). As described below under Item 5.07, at the Annual Meeting, the Company’s stockholders approved the Save Foods, Inc. 2022 Share Incentive Plan (the “Plan”), attached to the Company’s definitive proxy statement for the Annual Meeting as Annex A, which was filed with the Securities and Exchange Commission on July 18, 2022 (the “Proxy Statement”). The board of directors of the Company (the “Board”) previously approved the Plan on May 29, 2022, subject to stockholder approval.

Re-Election of Class I Directors

As described in the Proxy Statement, the term of the Company’s Class I directors, Ronen Rosenbloom and Israel Berenshtein, expired at the Annual Meeting, and the Board nominated each of Ronen Rosenbloom and Israel Berenshtein for re-election at the Annual Meeting as Class I directors.

At the Annual Meeting, each of Ronen Rosenbloom and Israel Berenshtein were re-elected as a Class I member of the Board to serve for a term expiring at the Company’s 2025 annual meeting of stockholders or until his successor is elected and qualified.

For more information about the matters above, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following six proposals were submitted to a vote of the Company’s stockholders:

(1)	Re-election of two Class I directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which Ronen Rosenbloom and Israel Berenshtein were the nominees;

(2)	Approval of the Plan;

(3)	Approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to reduce the number of authorized shares of common stock from 495,000,000 to 100,000,000;

(4)	Grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation of the Company to effect one or more consolidations of the issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one (1) share of common stock at a ratio within the range from 1-for-2 up to 1-for-10 (the “Reverse Stock Split”);

(5)	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d) (the “Equity Issuance”); and

(6)	Ratification of the appointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors for the fiscal year ended December 31, 2022;

For more information about the foregoing proposals, see the Proxy Statement. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon, are set forth below:

(1)	Re-election of each of the two Class I directors to serve on the Board for a term of three years or until his successor is elected and qualified:

Director	For	Withheld
Ronen Rosenbloom	867,038	3,178
Israel Berenshtein	865,938	4,278

(2)	Approval of the Plan:

For	Against	Abstain	Broker Non-Votes
754,285	95,770	20,161	366,694

(3)	Approval of the Certificate of Incorporation Amendment:

For	Against	Abstain
1,197,776	37,968	1,166

(4)	Approval of the Reverse Stock Split:

For	Against	Abstain	Broker Non-Votes
820,358	11,831	38,027	366,694

(5)	Approval of the Equity Issuance:

For	Against	Abstain	Broker Non-Votes
716,282	116,058	37,876	366,694

(6)	Ratification of the appointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent auditors for the fiscal year ended December 31, 2022:

For	Against	Abstain
1,197,158	38,657	1,095

Based on the foregoing voting results, each of Proposals 1, 2, 5 and 6 was duly adopted by the Company’s stockholders. Under the Company’s Amended and Restated Certificate of Incorporation, the adoption of each of Proposal 3 and 4 required approval by a majority of the Company’s issued and outstanding shares of common stock. While each of Proposal 3 and 4 were supported by a majority of the shares of common stock voted at the Annual Meeting, the foregoing required majority was not achieved, and the proposals were therefore not adopted. The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	The Save Foods, Inc. 2022 Share Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Save Foods, Inc.

Date: August 30, 2022	By:	/s/ Lital Barda
	Name:	Lital Barda
	Title:	Chief Financial Officer